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                                                                  EXHIBIT 10.12

                        AMENDMENT TO LETTER OF EMPLOYMENT

         THIS AMENDMENT TO LETTER OF EMPLOYMENT ("Amendment") is made and entered into by and between Andrew D. Ebbott ("Employee") and CABOT INDUSTRIAL PROPERTIES, L.P. ("Employer").

         WHEREAS, Employee and Employer entered into an amended letter of employment, effective September 10, 1998 (the "Letter of Employment"), under which Employee is to receive certain benefits if Employee's employment is terminated under certain circumstances following a Change in Control (as defined therein) (the "Change in Control Benefits"), with the payment of the Change in Control Benefits to be made as soon as practicable following such termination; and

         WHEREAS, the Change in Control Benefits, prior to required payroll tax withholding or any adjustment in accordance with the provisions of Exhibit A to the Letter Agreement, is an amount equal to three (3) times the sum of the rate of the Employee's annual base compensation as in effect on the date of termination (or as in effect on the date of the Change in Control, if higher) plus the amount of the Employee's bonus for the year prior to the year in which the Employee's employment terminates (the "Initial Benefit"); and

         WHEREAS, pursuant to the terms of the Agreement and Plan of Merger, dated as of October __, 2001 (the "Merger Agreement"), Cabot Industrial Trust ("REIT") and Employer desire to have Rooster Acquisition Corp., a Delaware corporation, merge with and into REIT with REIT as the surviving corporation (the "Merger"); and

         WHEREAS, as a result of the contemplated Merger, Employee and Employer mutually agree that it is in the best interest of both parties for the definition of Change in Control, the timing of the payment of the Change in Control Benefits, and the calculation of the Initial Benefit under the Letter of Employment to be amended; and

         WHEREAS, Employee and Employer mutually agree that if the contemplated Merger is either: (a) not effected or (b) not effected on or before April 30, 2002, this Amendment shall be without any force and effect and the definition of Change in Control, the timing of the payment of the Change in Control Benefits, and the calculation of the Initial Benefit under the Letter of Employment shall at all times commencing immediately after the execution of this Amendment be the definition of Change in Control and timing of payment of such benefits in effect immediately prior to the execution of this Amendment.

         NOW, THEREFORE, for and in consideration of the mutual promises set forth below, it is hereby agreed by and between the Employee and Employer as follows:

         1. The definition of Change in Control under the Letter of Employment shall be amended in its entirety to read as follows:

         A "Change in Control" means the happening of any of the following:

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         (a)      the  effective  time of a  transaction  under  which the REIT merges into or consolidates with another entity, sells or otherwise disposes of all or substantially all of its assets or adopts a plan of liquidation, provided, however, that a Change in Control shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50% or more of the beneficial ownership of the voting power of the REIT, the surviving corporation or corporation directly or indirectly controlling the REIT or the surviving corporation, as the case may be, is held by the same persons (as defined below) (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of the REIT immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of the REIT may be a new holder of such beneficial ownership; provided, further, that any transaction described in this paragraph (a) with an "Affiliate" of the REIT (as defined in the Securities Exchange Act of 1934, as amended
                  (the "Exchange Act")) shall not be treated as a Change in Control; or

         (b) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing 25% or more of the combined voting power of the REIT is acquired, other than from the REIT, by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under an employee benefit or other similar stock plan of the REIT); or

         (c) at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the REIT's shareholders, of each new trustee was approved by a vote of at least two-thirds of the trustees still in office at the time of such election or nomination who were trustees at the beginning of such period).

         2. The timing of the payment of the Change in Control Benefits under the Letter of Employment shall be amended in its entirety to provide as follows:

         The "lump sum payment" to be made pursuant to the terms of the Letter of Employment shall be made on the earliest to occur of:

         (a)      the effective time of the Merger;

         (b) the termination of the Merger Agreement as a result of an injunction having been obtained against the Merger; or

         (c) the 120th day following the close of the Tender Offer as contemplated and set forth in the Merger Agreement.

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         3.       The calculation of the Initial Benefit under the Letter of
Employment shall be amended in its entirety to provide as follows:

         The Initial Benefit shall be an amount equal to three (3) times the sum of the rate of the Employee's annual base compensation as in effect on the date of termination (or as in effect on the date of the Change in Control, if higher) plus the amount of the Employee's bonus for the year in which the Employee's employment terminates (provided if termination of employment does not occur until the year 2002, the bonus shall be the amount of bonus paid with respect to the year 2001).

         4. In the event the contemplated Merger is either: (a) not effected or (b) not effected on or before April 30, 2002, this Amendment shall be without any force and effect and the definition of Change in Control, the timing of the payment of the Change in Control Benefits, and the calculation of the Initial Benefit under the Letter of Employment shall at all times commencing immediately after the execution of this Amendment be the definition of Change in Control and timing of payment of such benefits in effect immediately prior to the execution of this Amendment.

         5. Employee, intending to be legally bound and for and in consideration of the benefits described in this Amendment, does for himself, his heirs, executors, administrators, successors and assigns, hereby release and forever discharge Employer, its successors, predecessors, parents, subsidiaries, affiliates, assigns, directors, officers, agents and employees and all persons, corporations or other entities who might claim to be jointly and severally liable with them, from any and all actions, causes of action, claims, demands, charges or suits of any kind whatsoever based upon, arising out of or relating to this Amendment.

         6. Employee acknowledges that Employee has freely and voluntarily entered into this Amendment and agrees that he shall not institute any legal proceedings either individually or as a class representative or member against Employer as to any matter based upon, arising out of or relating to this Amendment.

         7. This Amendment shall be governed by and construed in accordance with the laws of the State of Massachusetts.

         8. Except as provided herein, each provision of this Amendment is intended to be severable. If any term or provision is held to be invalid, void or unenforceable by a court of competent jurisdiction for any reason whatsoever, such ruling shall not affect the remainder of this Amendment.

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         IN WITNESS WHEREOF, the parties, intending to be legally bound, apply their signatures voluntarily and with full understanding of the contents of this Amendment and after having had ample time to review and study this Amendment.

         Signed and executed this 28th day of October, 2001.

WITNESS:                                      EMPLOYEE

                                              /s/ Andrew D. Ebbott
                                              --------------------

WITNESS:                                      CABOT INDUSTRIAL PROPERTIES, L.P.

                                              By:  /s/ Robert E. Patterson
                                                   -----------------------
                                              Title:  President

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